Exhibit 99.1

Silver Crest Acquisition Corporation
Announces the Separate Trading of its Class A Ordinary Shares and Warrants,
Commencing on March 8, 2021

NEW YORK, NY, March 8, 2021 — Silver Crest Acquisition Corporation (NASDAQ : SLCRU) (the “Company”) announced today that, commencing on March 8, 2021, holders of the 34,500,000 units sold in the Company’s initial public offering  (the “offering”) may elect to separately trade the Company’s Class A ordinary shares and the Company’s warrants included in the units. Any units not separated will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SLCRU”, and each of the Class A ordinary shares and warrants will separately trade on Nasdaq under the symbols “SLCR” and “SLCRW”, respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

About Silver Crest Acquisition Corporation

Silver Crest Acquisition Corporation is a special purpose acquisition company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any business or industry, the Company intends to concentrate its efforts in identifying global or regional businesses with differentiated products and services in one or more high growth consumer and consumer technology sectors.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 13, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This communication contains “forward-looking statements,” including with respect to the Company’s business and intention to consummate an initial business combination. No assurance can be given that any forward-looking statement will prove to be accurate. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to its initial public offering, as filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements after the date of this communication, except as required by law.

Contact:

Derek Cheung, CEO

derek@silvercrestacq.com